UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 22, 2024

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On March 22, 2024, Peoples Financial Services Corp., a Pennsylvania corporation (“Peoples”), held a special meeting of shareholders (the “Special Meeting”). The primary purpose of the Special Meeting was to consider and approve the proposed combination of FNCB Bancorp, Inc., a Pennsylvania corporation (“FNCB”) and Peoples, whereby FNCB would merge with and into Peoples, with Peoples as the surviving entity (the “Merger”), as more fully described in a joint proxy statement prospectus dated January 24, 2024 and mailed to Peoples shareholders as of the record date on or about January 25, 2024. As of the close of business on January 19, 2024, the record date for the Special Meeting, there were 7,043,105 shares of Peoples common stock outstanding. At the special meeting there were 4,980,506 shares of Peoples common stock represented in person or by proxy, constituting a quorum.

The voting results from the Special Meeting as to the proposals presented to Peoples shareholders were as follows:

Proposal No. 1: A proposal to approve the Agreement and Plan of Merger dated as of September 27, 2023, by and between the Company and FNCB (the “Merger Agreement”), and the other transactions contemplated by the Merger Agreement, pursuant to which FNCB will merge with and into the Company, with the Company surviving.

Proposal No. 1 was approved by Peoples shareholders. Proposal No. 1 received the following votes:

	Common Stock
	Votes For	Votes Against	Votes Abstained	Broker Non Votes
Common Stock	4,642,633	287,543	50,330	0

Proposal No. 2: A proposal to approve an amendment to the Peoples Second Amended and Restated Bylaws that would add a provision to provide for the limitation of liability for officers and directors of the Company, as permitted by the Pennsylvania Business Corporation Law of 1988, as amended.

Proposal No. 2 was not approved by Peoples shareholders. Proposal No. 2 required the affirmative vote of Peoples shareholders, present by participation in the virtual Peoples Special Meeting or by proxy, of shares entitled to cast at least 75% of the votes which all shareholders are entitled to cast. Proposal No. 2 received the following votes:

	Common Stock
	Votes For	Votes Against	Votes Abstained	Broker Non Votes
Common Stock	4,421,658	492,170	66,678	0

Proposal No. 3: A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that may be paid to the applicable named executive officer of the Company in connection with the transactions contemplated by the Merger Agreement.

Proposal No. 3 was approved by Peoples shareholders. Proposal No. 3 received the following votes:

	Common Stock
	Votes For	Votes Against	Votes Abstained	Broker Non Votes
Common Stock	4,397,682	504,057	78,767	0

In connection with the Special Meeting, Peoples solicited proxies with respect to a proposal to adjourn the Special Meeting, to a later date or dates, if necessary or appropriate, to establish a quorum or to approve the merger proposal. Because the Peoples shareholders approved the Peoples merger proposal at the Special Meeting, the adjournment proposal was not submitted to the shareholders.

Item 8.01	Other Events

On March 22, 2024, Peoples and FNCB issued a joint press release announcing that, at special meetings of their respective shareholders held on March 22, 2024, Peoples and FNCB shareholders approved the merger of FNCB with and into Peoples, with Peoples as the surviving corporation pursuant to the Agreement and Plan of Merger, dated as of September 27, 2023 by and between Peoples and FNCB. The closing of the Merger remains subject to regulatory approvals and certain other customary closing conditions. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Number	Description

99.1	Joint Press Release, dated March 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ Craig W. Best
Craig W. Best Chief Executive Officer
(Principal Executive Officer)

Dated: March 22, 2024